BYLAWS

OF

SUMMIT BANK CORPORATION
As Amended
Through May 4, 1991

BYLAWS
OF
SUMMIT BANK CORPORATION

TABLE OF CONTENTS

                                                                                                                                                                                                                        Page

ARTICLE ONE - OFFICES 9; *                                                                                                                                                                          1

Section 1.1 Registered Office and Agent 9; *                                                                                                                                        1

Section 1.2 Other Offices *                                                                                                                                                              1

ARTICLE TWO - SHAREHOLDERS' MEETINGS *                                                                                                                                  1

Section 2.1 Place of Meetings *                                                                                                                                                        1

Section 2.2 Annual Meetings *                                                                                                                                                         1

Section 2.3 Special Meetings *                                                                                                                                                         1

Section 2.4 Notice of Meetings *                                                                                                                                                     1

Section 2.5 Quorum *                                                                                                                                                                      1

Section 2.6 Voting of Shares *                                                                                                                                                         2

Section 2.7 Vote Required *                                                                                                                                                            2

Section 2.8 Proxies *                                                                                                                                                                       2

Section 2.9 Presiding Officer *                                                                                                                                                         2

Section 2.10 Adjournments *                                                                                                                                                           2

Section 2.11 Action of Shareholders Without a Meeting 9; *                                                                                                                 2

ARTICLE THREE - The Board of Directors *                                                                                                                                                     3

Section 3.1 General Powers *                                                                                                                                                          3

Section 3.2 Number, Election and Term of Office 9; *                                                                                                                          3

Section 3.3 Removal *                                                                                                                                                                     3

Section 3.4 Vacancies *                                                                                                                                                                   3

Section 3.5 Compensation *                                                                                                                                                             3

Section 3.6 Committees of the Board of Directors 9; *                                                                                                                          3

ARTICLE FOUR - Meetings of the Board of Directors *                                                                                                                                      4

Section 4.1 Regular Meetings *                                                                                                                                                         4

Section 4.2 Special Meetings *                                                                                                                                                         4

Section 4.3 Place of Meetings *                                                                                                                                                        4

Section 4.4 Notice of Meetings *                                                                                                                                                      4

Section 4.5 Quorum *                                                                                                                                                                      4

Section 4.6 Vote Required for Action *                                                                                                                                            4

Section 4.7 Participation by Conference Telephone 9; *                                                                                                                        4

Section 4.8 Action by Directors' Without a Meeting 9; *                                                                                                                       4

Section 4.9 Adjournments *                                                                                                                                                             4

ARTICLE FIVE - Notice and waiver *                                                                                                                                                                5

Section 5.1 Procedure *                                                                                                                                                                   5

Section 5.2 Waiver *                                                                                                                                                                        5

ARTICLE SIX - Officers *                                                                                                                                                                                   5

Section 6.1 Offices *                                                                                                                                                                        5

Section 6.2 Term *                                                                                                                                                                           5

Section 6.3 Compensation *                                                                                                                                                             6

Section 6.4 Removal *                                                                                                                                                                      6

Section 6.5 Chairman of the Board *                                                                                                                                                 6

Section 6.6 President *                                                                                                                                                                     6

Section 6.7 Vice Presidents *                                                                                                                                                            6

Section 6.8 Secretary *                                                                                                                                                                     6

Section 6.9 Treasurer *                                                                                                                                                                     7

Section 6.10 Assistant Secretaries and Assistant Treasurers 9; *                                                                                                            7

Section 6.11 Bonds *                                                                                                                                                                        7

Section 6.12 Reimbursement by Officers 9; *                                                                                                                                         7

ARTICLE SEVEN - Dividends *                                                                                                                                                                          7

ARTICLE EIGHT - Shares *                                                                                                                                                                                8

Section 8.1 Authorization and Issuance of Shares 9; *                                                                                                                            8

Section 8.2 Share Certificates *                                                                                                                                                         8

Section 8.3 Rights of Corporation with Respect to Registered Owners *                                                                                             8

Section 8.4 Transfers of Shares *                                                                                                                                                       8

Section 8.5 Duty of Corporation to Register Transfer 9; *                                                                                                                       8

Section 8.6 Lost, Stolen or Destroyed Certificates 9; *                                                                                                                           9

Section 8.7 Fixing of Record Date *                                                                                                                                                   9

Section 8.8 Record Date if None Fixed *                                                                                                                                           9

ARTICLE NINE - Indemnification *                                                                                                                                                                      9

Section 9.1 Indemnification of Directors 9; *                                                                                                                                           9

Section 9.2 Indemnification of Officers and Others 9; *                                                                                                                         10

Section 9.3 Subsidiaries *                                                                                                                                                                 10

Section 9.4 Determination *                                                                                                                                                              10

Section 9.5 Advances *                                                                                                                                                                    11

Section 9.6 Insurance *                                                                                                                                                                     11

Section 9.7 Notice *                                                                                                                                                                         11

Section 9.8 Security *                                                                                                                                                                     12

Section 9.9 Amendment *                                                                                                                                                                12

Section 9.10 Agreements *                                                                                                                                                               12

Section 9.10 Successors *                                                                                                                                                                12

Section 9.11 Additional Indemnification 9; *                                                                                                                                          12

ARTICLE TEN - Miscellaneous *                                                                                                                                                                    13

Section 10.1 Inspection of Books and Records 9; *                                                                                                                               13

Section 10.2 Fiscal Year *                                                                                                                                                                13

Section 10.3 Seal *                                                                                                                                                                           13

Section 10.4 Annual Statements *                                                                                                                                                     13

ARTICLE ELEVEN - Amendments *                                                                                                                                                              13

Section 11.1 Power to Amend Bylaws *                                                                                                                                           13

Section 11.2 Vote Required *                                                                                                                                                           13

BYLAWS
OF
SUMMIT BANK CORPORATION

All of these bylaws are subject to contrary provisions, if any, of the corporation's articles of incorporation, of the Georgia Business Corporation Code and of other applicable law.

  Offices

    Registered Office and Agent. The corporation will maintain a registered office and will have a registered agent whose business office is identical with such registered office.

    Other Offices. In addition to its registered office, the corporation may have offices at such other place or places, within or without the State of Georgia, as the Board of Directors may from time to time appoint or as the business of the corporation may require or make desirable.

  Shareholders' Meetings
    Place of Meetings. Meetings of the shareholders may be held at any place within or without the State of Georgia as set forth in the notice thereof, or if no place is so specified, at the registered office of the corporation.
    Annual Meetings. The annual meeting of shareholders will be held on a date and at a time following the end of the corporation's fiscal year as may be determined by the Board of Directors, for the purpose of electing directors and transacting any and all business that may properly come before the meeting. The annual meeting may be combined with any other meeting of shareholders, whether annual or special.
    Special Meetings. Special meetings of the shareholders may be called at any time by the Chairman of the Board, the President or the Board of Directors; and shall be called by the corporation upon the written request of the holders of ten percent (10%) or more of all the shares of capital stock of the corporation entitled to vote in an election of directors.
    Notice of Meetings. Unless waived as provided in Section 5.2, a written or printed notice of each shareholders' meetings stating the place, date and time of the meeting will be delivered either personally or by mail to each shareholder of record entitled to vote at such meeting, by or at the direction of the Chairman of the Board, the President, the Secretary, of the officer or persons calling the meeting, not less than ten (10) days nor more than fifty (50) days before the meeting date. In the case of an annual meeting, the notice of the meeting need not state the purpose or purposes of the meeting. In the case of a special meeting, the notice of meeting will state the purpose or purposes for which the meeting is called.
    Quorum. At all meetings of the shareholders the holders of more than one-half of the shares outstanding and entitled to vote, present in person or by proxy, will constitute a quorum. The shareholders at a meeting at which a quorum is once present may continue to transact business at the meeting or at any adjournment thereof, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
    Voting of Shares. A holder of common stock will be entitled to one vote for each share held on each matter submitted to a vote at a meeting of shareholders. A holder of special stock will have such voting rights, if any, specified in the articles of incorporation and the Board of Directors resolution designating the applicable series of special stock. Voting on all matters will be by voice vote or by show of hands unless any qualified voter, prior to the voting on any matter, demands vote by ballot, in which case each ballot will state the name of the shareholder voting and the number of shares voted by him, and if such ballot be cast by proxy, it will also state the name of such proxy.
    Vote Required. If a quorum is present, the vote of the holders of a majority of the shares outstanding and entitled to vote that are represented at the meeting will determine any matter coming before the meeting unless a different vote is required by the Georgia Business Corporation Code, by the articles of incorporation or by these bylaws.
    Proxies. A shareholder entitled to vote pursuant to Section 2.6 may vote in person or by proxy executed in writing by the shareholder or by his attorney-in-fact. A proxy will not be valid after eleven (11) months from the date of its execution, unless a longer period is expressly stated therein. If the validity of any proxy is questioned it must be submitted to the secretary of the shareholders' meeting for examination or to a proxy officer or committee appointed by the person presiding at the meeting. The secretary of the meeting or, if appointed, the proxy officer or committee will determine the validity or invalidity of any proxy submitted and reference by the secretary in the minutes of the meeting to the regularity of a proxy will be received as prima facie evidence of the facts stated for the purpose of establishing the presence of a quorum at such meeting and for all other purposes. A proxy may be withdrawn, and the shareholder may vote in person at the meeting or appoint a new proxy, if notice in writing of such withdrawal or new appointment is delivered to the Secretary of the corporation or to the secretary of the meeting, as the case may be, prior to the vote.
    Presiding Officer. The Chairman of the Board (or another director or officer selected by the Board of Directors) will serve as the chairman of every shareholders' meeting unless some other person is elected by the shareholders to serve as chairman. The chairman of the meeting will appoint such persons as he deems required to assist with the meeting.
    Adjournments. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn any meeting to reconvene at a specific time and place. It will not be necessary to give any notice of the reconvened meeting or of the business to be transacted if the time and place of the reconvened meeting are announced at the meeting that was adjourned.
    Action of Shareholders Without a Meeting. Any action required or allowed by the Georgia Business Corporation Code to be taken at a meeting of the shareholders (whether annual or special), may be taken without a meeting if written consent, setting forth the action to be taken, is signed by all shareholders entitled to vote with respect to the subject matter thereof. Such action may be taken without a meeting by less than unanimous written consent if provided for in the articles of incorporation. If action is taken without a meeting by less than unanimous written consent (if provided in the articles of incorporation), notice shall be given within ten (10) days of the taking of such action to those shareholders on the record date whose shares were not represented on the written consent.

  For purposes of written consent by the shareholders, the record date shall be the date when the consent is first executed and action shall be deemed taken when executed by the last necessary signature. A consent given as provided in this Section 2.11 will have the same force and effect as a vote at a meeting of the shares represented on the executed consent called for the purpose of considering the action authorized. No consent will be effective as an approval of a plan of merger unless in accordance with applicable provisions of the Georgia Business Corporation Code.

  The Board of Directors
    General Powers. The business and affairs of the corporation will be managed by the Board of Directors. In addition to the powers and authority expressly conferred upon it by these bylaws, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, by any legal agreement among shareholders, by the articles of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.
    Number, Election and Term of Office. The number of directors of the corporation will be twenty-four (24). The number of directors may be decreased (if there is more than one director) or increased from time to time by the Board of Directors by amendment of this bylaw, but no decrease will have the effect of shortening the term of an incumbent director. Except as provided herein and in Section 3.4, the directors will be elected at each annual meeting of the shareholders, or at a special meeting of shareholders called for purposes that include the election of directors. Each director, except in case of death, resignation, retirement, disqualification, or removal, will serve until the next succeeding meeting at which directors are elected and thereafter until his successor has been elected and has qualified.
    Removal. The entire Board of Directors or any individual director or may be removed from office with or without cause by the vote of the holders of a majority of all of the shares of common stock entitled to vote at an election of directors (unless applicable special stock provisions dictate otherwise). Removal action may be taken at any shareholders' meeting with respect to which notice of such purpose has been given, and a removed director's successor may be elected at the same meeting to serve the unexpired term.
    Vacancies. A vacancy occurring in the Board of Directors, including vacancies occurring by reason of an increase in the number of directors or by the removal of a director, may be filled for the unexpired term and thereafter until the shareholders shall have elected a successor, by the vote of a majority of the directors remaining in office.
    Compensation. Directors may receive such compensation for their services as directors as may from time to time be fixed by vote of the Board of Directors or of the shareholders. A director may also serve the corporation in a capacity other than that of director and receive compensation, as determined by the Board of Directors, for services rendered in such other capacity.
    Committees of the Board of Directors. The Board of Directors by resolution adopted by a majority of the full Board of Directors may designate from among its members an executive committee and one or more other standing or ad hoc committees, each consisting of two or more directors. Except as prohibited by law, each committee will have the authority set forth in the resolution establishing such committee.

  Meetings of the Board of Directors
    Regular Meetings. Regular meetings of the Board of Directors will be held on the schedule established by the Board of Directors.
    Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or by any two directors in office at that time.
    Place of Meetings. Directors may hold their meetings at any place within or without the State of Georgia as the Board of Directors may from time to time establish for regular meetings, or as set forth in the notice of special meetings or (if such notice does not set forth a meeting place) at the registered office of the corporation.
    Notice of Meetings. No notice will be required for any scheduled regular meeting of the Board of Directors. Unless waived as provided in Section 5.2, if a special meeting has been called pursuant to Section 4.2, any officer or director will give notice to each director of the special meeting stating the date, time and place of the meeting. Such notice will be given either (a) by mailing a notice of the meeting not later than the fifth business day immediately preceding the date of the meeting, or (b) by telephone, telegram, cablegram, telecommunication, teletype, facsimile transmission or personal delivery not later than the second business day immediately preceding the date of the meeting.
    Quorum. At meetings of the Board of Directors, a majority of the directors then in office will constitute a quorum for the transaction of business. If a quorum is not be present at any meeting of directors, the directors present may adjourn the meeting from time to time until a quorum will be present, without notice of the time and place that the meeting will be reconvened other than announcement at the adjourned meeting.
    Vote Required for Action. The vote of a majority of the directors present and voting at the time of the vote, if a quorum is present at the time, will be the act of the Board of Directors, unless the vote of a greater number is required by the Georgia Business Corporation Code, the articles of incorporation or these bylaws.
    Participation by Conference Telephone. Members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment through which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 4.7 will constitute presence in person at such meeting.
    Action by Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any action that may be taken at a meeting of a committee of directors may be taken without a meeting if a written consent, setting forth the action so taken, will be signed by all the directors, or all the members of the committee, as the case may be, and filed with the minutes of the proceedings of the Board or the committee. Such consent will have the same force and effect as a unanimous vote of the Board of Directors or the committee.
    Adjournments. A meeting of the Board of Directors, whether or not a quorum is present, may be adjourned by a majority of the directors present to reconvene at a specific time and place. It will not be necessary to give notice of the reconvened meeting or of the business to be transacted, other than by announcement at the meeting that was adjourned. At any such reconvened meeting at which a quorum is present, any business may be transacted that could have been transacted at the meeting that was adjourned.

  Notice and Waiver
    Procedure. Whenever these bylaws require notice to be given to any shareholder or director, the notice will be given as prescribed in Sections 2.4 or 4.4, respectively. Whenever notice is given to a shareholder or director by mail, the notice will be sent first class mail (or other mail in the case of notices to shareholders of a corporation with more than 500 shareholders entitled to vote, if the notice is mailed not less than 30 days before the meeting date) by depositing the notice in a post office or letter box in a postage prepaid sealed envelope addressed to the shareholder or director at his address as it appears on the books of the corporation, and such notice will be deemed to have been given at the time it is deposited in the mail. Notice will be deemed to have been given by telegram or cablegram at the time notice is filed with the transmitting agency.
    Waiver. Notwithstanding Sections 2.4 and 4.4, notice of a meeting need not be given to any person who signs a waiver of notice either before or after the meeting. Attendance at a meeting will constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which the meeting has been called or convened, except where the person states, at the beginning of the meeting, any such objection or objections to the transaction of business.

  Officers
    Offices. The officers of the corporation will be a President, a Secretary and a Treasurer, each of whom will be elected or appointed by the Board of Directors. The Board of Directors may also elect or appoint a Chairman of the Board from among its members. The Board of Directors or the President may from time to time create and establish the duties of other officers and elect or appoint other officers as it or he deems necessary for the efficient management of the corporation, including one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices may be held by the same person, except the offices of President and Secretary.
    Term. Each officer will serve at the will of the Board of Directors (or the President, if the President appointed such officer) and until his successor has been elected and has qualified or until his earlier death, resignation, removal, retirement or disqualification.
    Compensation. The compensation of all officers of the corporation will be fixed by the Board of Directors or by a committee or officer appointed by the Board of Directors. Officers may serve without compensation.
    Removal. Any officer (regardless of how elected or appointed) may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby; and any officer appointed by the President may be removed by the President whenever in his judgment the best interests of the corporation will be served thereby. Removal will be without prejudice to the contract rights, if any, of the person removed.
    Chairman of the Board. The Chairman of the Board (if there be one) will call to order meetings of the shareholders and of the Board of Directors, and will act as chairman of such meetings (unless another person is selected under Section 2.9 to act as chairman). The Chairman of the Board will perform such other duties and have such other authority as may from time to time be delegated by the Board of Directors.
    President. The President will be the chief executive officer of the corporation and will have general supervision of the business of the corporation. The President will see that all orders and resolutions of the Board of Directors are carried into effect, and in the absence or disability, or at the direction, of the Chairman of the Board will perform the duties and exercise the powers, whether such duties and powers are specified in these bylaws or otherwise, of such Chairman. The President will perform such other duties and have such other authority as may from time to time be delegated by the Board of Directors.
    Vice Presidents. The Vice President (if there be one) will, in the absence or disability of the President, or at the direction of the President, perform the duties and exercise the powers, whether such duties and powers are specified in these bylaws or otherwise, of the President. If the corporation has more than one Vice President the one designated by the Board of Directors or the President will act in lieu of the President. Vice Presidents will perform such other duties and have such other authority as may from time to time be delegated by the Board of Directors or the President.
    Secretary. The Secretary will be responsible for keeping accurate records of the acts and proceedings of all meetings of shareholders, directors and committees of directors. The Secretary will have authority to give all notices required by law or these bylaws. The Secretary will be responsible for the custody of the corporate books, records, contracts and other documents. The Secretary may affix the corporate seal to any lawfully executed documents requiring it and will sign such instruments as may require the Secretary's signature. The Secretary will perform such other duties and have such other authority as may from time to time be delegated by the Board of Directors or the President.
    Treasurer. The Treasurer will be responsible for the custody of all funds and securities belonging to the corporation and for the receipt, deposit or disbursement of such funds and securities under the direction of the Board of Directors. The Treasurer will cause full and true accounts of all receipts and disbursements to be maintained and will make such reports of the same to the Board of Directors and President upon request. The Treasurer will perform such other duties and have such other authority as may from time to time be delegated by the Board of Directors or the President.
    Assistant Secretaries and Assistant Treasurers. The Board of Directors and the President each may appoint one or more persons to serve as Assistant Secretary or Assistant Treasurer, or both. The Assistant Secretary and Assistant Treasurer (or if there be more than one of either such officer, the one so designated by the Board of Directors or the President) will, in the absence or disability, or at the direction, of the Secretary or the Treasurer, respectively, perform the duties and exercise the authority of those offices. Each Assistant Secretary may affix the corporate seal to all necessary documents and attest the signature of any officer of the corporation. Each Assistant Secretary and Assistant Treasurer will perform such other duties and have such other authority as may from time to time be delegated by the Board of Directors or the President.
    Bonds. The Board of Directors may by resolution require any or all of the officers, agents or employees of the corporation to give bonds to the corporation, with sufficient surety or sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.
    Reimbursement by Officers. Any payment made to an officer of the corporation, such as salary, commission, bonus, interest, rent or reimbursement of expenses incurred by him, that is disallowed in whole or in part as a deductible expense by the Internal Revenue Service, will be reimbursed by such officer to the corporation to the full extent of such disallowance. It will be the duty of the Board of Directors to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the Board of Directors, proportionate amounts may be withheld from such officer's future compensation payments until the amount owed to the corporation has been recovered.

  Dividends

  Dividends upon the capital stock of the corporation may be declared by the Board of Directors, payable in cash, in property or in shares of the corporation.

  Shares
    Authorization and Issuance of Shares. The par value and the maximum number of shares of any class of the corporation that may be issued and outstanding will be set forth from time to time in the articles of incorporation of the corporation. The Board of Directors may increase or decrease the number of issued and outstanding shares of any class of the corporation's stock within the maximum authorized by the articles of incorporation and the minimum requirements of the articles of incorporation or Georgia law.
    Share Certificates. The interest of each shareholder in the corporation will be evidenced by a certificate or certificates representing shares of the corporation which will be in such form as the Board of Directors may from time to time adopt. Share certificates will be consecutively numbered, will be in registered form, and will indicate the date of issue, and all such information will be entered on the corporation's books. Each certificate will be signed by the President or a Vice President and the Secretary or an Assistant Secretary and will be sealed with the seal of the corporation or a facsimile thereof; provided, however, that where such certificate is signed by a transfer agent, or registered by a registrar, the signatures of such officers may be facsimiles. In case any officer or officers who has signed or whose facsimile signatures has been placed upon a share certificate has ceased for any reason to be such officer or officers of the corporation before such certificate is issued, such certificate may be issued by the corporation with the same effect as if the person or persons who signed such certificate or whose facsimile signatures has been used thereon had not ceased to be such officer or officers.
    Rights of Corporation with Respect to Registered Owners. Prior to due presentation for transfer of registration of its shares, the corporation may treat the registered owner of the shares as the person exclusively entitled to vote such shares, to receive any dividend or other distribution with respect to such shares, and for all other purposes; and the corporation will not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.
    Transfers of Shares. Transfers of shares of the corporation will be made in the share records of the corporation only by the written direction of the person named in the certificate or by his attorney (authorized by duly executed power of attorney filed with the Secretary of the corporation) or his legal representative (who will furnish proper evidence of authority to transfer such shares), and upon surrender of the certificate or certificates for such shares properly endorsed (or accompanied by a properly endorsed instrument of transfer) and subject to such other reasonable conditions and requirements as may be required by the corporation. The corporation shall maintain at its principal place of business or registered office a record of the names and addresses of its shareholders and the number of shares held by each.
    Duty of Corporation to Register Transfer. Notwithstanding any of the provisions of Section 8.4 of these bylaws, the corporation is under a duty to register the transfer of its shares only if:

    (a) the share certificate is endorsed by the appropriate person or persons;

    (b) reasonable assurance is given that the endorsements are genuine and effective;

    (c) the corporation has no duty to inquire into adverse claims or has discharged any such duty;

    (d) any applicable law relating to the collection of taxes has been complied with;

    (e) the transfer is in fact rightful or is to a bona fide purchaser; and

    (f) the transfer is in compliance with applicable provisions of state and federal securities laws and of any restrictive legends relating to such laws that appear on the share certificate.

    Lost, Stolen or Destroyed Certificates. Any person claiming a share certificate to be lost, stolen or destroyed will make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and will, if the Board of Directors so requires, give the corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.
    Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date, such date to be not more than 50 days (and, in the case of a shareholders' meeting, not less than 10 days) prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.
    Record Date if None Fixed. If no record date is fixed as provided in Section 8.7, then the record date for any determination of shareholders that may be proper or required by law will be: the date on which notice is mailed, in the case of a shareholders' meeting; the date on which the Board of Directors adopts a resolution declaring a dividend, in the case of a payment of a dividend; and the date on which any other action, the consummation of which requires a determination of shareholders, is to be taken.

  Indemnification
    Indemnification of Directors. The corporation shall indemnify and hold harmless any person (an "Indemnified Person") who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the corporation) by reason of the fact that he is or was a director of the corporation, against expenses (including, but not limited to, attorneys' fees and disbursements, court costs and expert witness fees), and against any judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding; provided, that no indemnification shall be made in respect of (a) expenses, judgments, fines and amounts paid in settlement attributable to (i) any appropriation, in violation of such person's duty to the corporation, of any business opportunity of the corporation, (ii) acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) liability under Section 14-2-832 of the Georgia Business Corporation Code, and (iv) any transaction from which such person received an improper personal benefit, or (b) any other judgments, fines and amounts paid in settlement to the extent that such amounts do not exceed liability limits, if any, set forth in the corporation's articles of incorporation. If at any time the Georgia Business Corporation Code shall have been amended to authorize the further indemnification against liability of a director, then each director of the Corporation shall be indemnified by the Corporation to the fullest extent permitted by the Code, as so amended, without further action by the shareholders, unless the provisions of the Code, as amended, require further action by the shareholders; provided that no indemnification shall be made in respect of any judgments, fines and amounts paid in settlement for which indemnification is authorized by the Code to the extent that such amounts do not exceed liability limits, if any, set forth in the Corporation's articles of incorporation.
    Indemnification of Officers and Others. The Board of Directors shall have the power to cause the corporation to provide to officers, employees and agents of the corporation all or any part of the right to indemnification and other rights of the type provided under Sections 9.1, 9.5 and 9.10 of this Article Nine (subject to the conditions, limitations and obligations specified therein, but not subject however to the limitation imposed under clause (b) of Section 9.1 of this Article Nine), upon a resolution to that effect identifying such officers, employees or agents (by position or name) and specifying the particular rights provided, which may be different for each of the officers, employees and agents identified. Each officer, employee or agent of the corporation so identified shall be an "Indemnified Person" for purposes of the provisions of this Article Nine.
    Subsidiaries. The Board of Directors shall have the power to cause the corporation to provide to any director, officer, employee or agent of this corporation who also is a director, officer, trustee, general partner, employee or agent of a Subsidiary (as defined below), all or any part of the right to indemnification and other rights of the type provided under Sections 9.1, 9.5 and 9.10 of this Article Nine (subject to the conditions, limitations and obligations specified therein), with regard to amounts actually and reasonably incurred by such person by reason of the fact that he is or was a director, officer, trustee, general partner, employee or agent of the Subsidiary. The Board of Directors shall exercise such power, if at all, through a resolution identifying the person or persons to be indemnified (by position or name) and the Subsidiary (by name or other classification), and specifying the particular rights provided, which may be different for each of the directors, officers, employees and agents identified. Each person so identified shall be an "Indemnified Person" for purposes of the provisions of this Article Nine. As used in this Article Nine, "Subsidiary" shall mean (i) another corporation, joint venture, trust, partnership or unincorporated business association more than twenty percent (20%) of the voting capital stock or other voting equity interest of which was, at or after the time the circumstances giving rise to such action, suit or proceeding arose, owned, directly or indirectly, by the corporation, or (ii) a nonprofit corporation which receives its principal financial support from the corporation or its subsidiaries.
    Determination. Notwithstanding any judgment, order, settlement, conviction or plea in any action, suit or proceeding of the kind referred to in Section 9.1 of this Article Nine, an Indemnified Person shall be entitled to indemnification as provided in such Section 9.1 unless a determination that such Indemnified Person is not entitled to such indemnification (because of the applicability of clause (a) or (b) of such Section 9.1) shall be made (i) by the Board of Directors by a majority vote or consent of a quorum consisting of directors who are not seeking the benefits of such indemnification; or (ii) if such quorum is not obtainable, or, even if obtainable if a quorum of such disinterested directors so directs, in a written opinion by independent legal counsel (which counsel may be the outside legal counsel regularly employed or retained by the corporation); or (iii) if a quorum cannot be obtained under (i) above and in the absence of a written opinion by independent legal counsel, by majority vote or consent of a committee duly designated by the Board of Directors (in which designated interested directors may participate), consisting solely of one or more directors who are not seeking the benefit of such indemnification. Provided, however, that notwithstanding any determination pursuant to the preceding sentence, if such determination shall have been made at a time that the members of the Board of Directors, so serving when the events upon which such Indemnified Person's liability has been based occurred, no longer constitute a majority of the members of the Board of Directors, then such Indemnified Person shall nonetheless be entitled to indemnification as set forth in such Section 9.1 unless the Company shall carry the burden of proving, in an action before any court of competent jurisdiction, that such Indemnified Person is not entitled to indemnification because of the applicability of clause (a) or (b) of such Section 9.1.
    Advances. Expenses (including, but not limited to, attorneys' fees and disbursements, court costs, and expert witness fees) incurred by the Indemnified Person in defending any action, suit or proceeding of the kind described in Section 9.1 hereof shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding as set forth herein. The corporation shall promptly pay the amount of such expenses to the Indemnified Person, but in no event later than ten (10) days following the Indemnified Person's delivery to the corporation of a written request for an advance pursuant to this Section 9.5, together with a reasonable accounting of such expenses; provided, that the Indemnified Person shall undertake and agree to repay to the corporation any advances made pursuant to this Section 9.5 if it shall be determined pursuant to Section 9.4 that the Indemnified Person is not entitled to be indemnified by the corporation for such amounts. The corporation shall make the advances contemplated by this Section 9.5 regardless of the Indemnified Person's financial ability to make repayment. Any advances and undertakings to repay pursuant to this Section 9.5 shall be unsecured and interest-free.
    Insurance. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, general partner, employee or agent of another corporation, nonprofit corporation, joint venture, trust, partnership, unincorporated business association or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article Nine.
    Notice. If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation shall, not later than the next annual meeting of shareholders, unless such meeting is held within three (3) months from the date of such payment, and in any event, within fifteen (15) months from the date of such payment, send by first class mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amount paid and the nature and status at the time of such payment of the litigation or threatened litigation.
    Security. The corporation may designate certain of its assets as collateral, provide self-insurance or otherwise secure its obligations under this Article Nine, or under any indemnification agreement or plan of indemnification adopted and entered into in accordance with the provisions of this Article Nine, as the Board of Directors deems appropriate.
    Amendment. Any amendment to this Article Nine which limits or otherwise adversely affects the right of indemnification or other rights of any Indemnified Person hereunder shall, as to such Indemnified Person, apply only to claims, actions, suits or proceedings based on actions, events or omissions (collectively, "Post Amendment Events") occurring after such amendment and after delivery of notice of such amendment to the Indemnified Person so affected. Any Indemnified Person shall, as to any claim, action, suit or proceeding based on actions, events or omissions occurring prior to the date of receipt of such notice, be entitled to the right of indemnification and other rights under this Article Nine to the same extent as had such provisions continued as part of the bylaws of the corporation without such amendment. This Section 9.9 cannot be altered, amended or repealed in a manner effective as to any Indemnified Person (except as to Post Amendment Events) without the prior written consent of such Indemnified Person. The Board of Directors may not alter, amend or repeal any provision of this Article Nine in a manner that extends or enlarges the right of any person to indemnification or advancement of expenses hereunder, except with the approval of the holders of a majority of all the shares of capital stock of the corporation entitled to vote thereon at a meeting called for such purpose.
    Agreements. The provisions of this Article Nine shall be deemed to constitute an agreement between the corporation and each person entitled to indemnification hereunder. In addition to the rights provided in this Article Nine, the corporation shall have the power, upon authorization by the Board of Directors, to enter into an agreement or agreements providing to any person who is or was a director, officer, employee or agent of the corporation indemnification rights substantially similar to those provided in this Article Nine.
    Successors. For purposes of this Article Nine, the terms "the corporation" or "this corporation" shall include any corporation, joint venture, trust, partnership or unincorporated business association which is the successor to all or substantially all of the business or assets of this corporation, as a result of merger, consolidation, sale, liquidation or otherwise, and any such successor shall be liable to the person indemnified under this Article Nine on the same terms and conditions and to the same extent as this corporation.
    Additional Indemnification. In addition to the specific indemnification rights set forth herein, the corporation shall indemnify each of its directors and officers to the full extent permitted by action of the Board of Directors without shareholder approval under the Georgia Business Corporation Code or other laws of the State of Georgia.

  Miscellaneous
    Inspection of Books and Records. The Board of Directors will have power to determine which accounts, books and records of the corporation will be opened to the inspection of shareholders, except such as may by law be specifically open to inspection, and will have power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts, books and records that by law or by determination of the Board of Directors will be open to inspection.
    Fiscal Year. The Board of Directors is authorized to fix the fiscal year of the corporation and to change the same from time to time as it deems appropriate.
    Seal. The corporate seal will be in such form as the Board of Directors may from time to time determine.
    Annual Statements. Not later than four months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the corporation will prepare (a) a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year, and (b) a profit and loss statement showing the results of its operations during its fiscal year. Upon receipt of written request, the corporation promptly will mail to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement.

  Amendments
    Power to Amend Bylaws. The Board of Directors may amend or repeal these bylaws or adopt new bylaws, but any bylaws adopted by the Board of Directors may be amended or repealed, and new bylaws adopted, by the shareholders. The shareholders may prescribe that any bylaw or bylaws adopted by them will not be amended or repealed by the Board of Directors.
    Vote Required. Action taken by the shareholders with respect to bylaws will be taken by an affirmative vote of the holders of a majority of all shares entitled to elect directors, and action by the Board of Directors with respect to bylaws will be taken by an affirmative vote of a majority of all directors then holding office.